 Filed Pursuant to Rule 424(b)(5)
 Registration No. 333-287168
PROSPECTUS SUPPLEMENT
(To prospectus dated May 14, 2025)
$9,700,000
Common Stock

ReShape Lifesciences Inc. has entered into an Equity Distribution Agreement with Maxim Group LLC, or Maxim, relating to the sale of up to $9,700,000 of shares of our common stock, par value $0.001 per share, which we may offer and sell from time to time through Maxim acting as agent pursuant to this prospectus supplement and in accordance with the terms of the Equity Distribution Agreement.
Sales of our common stock, if any, under this prospectus supplement and the accompanying prospectus will be made in sales deemed to be “at-the-market” equity offerings as defined in Rule 415 under the Securities Act of 1933, as amended, or the Securities Act, including sales made directly on or through The Nasdaq Capital Market, the existing trading market for our common stock, sales made to or through a market maker other than on an exchange or otherwise, or in privately negotiated transactions. Maxim will use its commercially reasonable efforts to sell on our behalf all the shares of common stock requested to be sold by us, consistent with its normal trading and sales practices, on mutually agreed terms between Maxim and us. There is no arrangement for funds to be received in any escrow, trust or similar arrangement. We provide more information about how the shares of common stock will be sold in the section entitled “Plan of Distribution.”
Maxim will be entitled to compensation at a fixed commission rate of 3.0% of the gross proceeds of each sale of shares of our common stock. In connection with the sale of shares of our common stock on our behalf, Maxim will be deemed to be an “underwriter” within the meaning of the Securities Act and the compensation of Maxim will be deemed to be underwriting commissions or discounts. We have also agreed to provide indemnification and contribution to Maxim with respect to certain liabilities, including liabilities under the Securities Act.
The offering of our common stock pursuant to the Equity Distribution Agreement will terminate upon the earliest of the issuance and sale of all shares of our common stock subject to the Equity Distribution Agreement or the termination of the Equity Distribution Agreement as permitted therein.
Our common stock is traded on The Nasdaq Capital Market under the symbol “RSLS.” On May 28, 2025, the closing price of our common stock as reported on The Nasdaq Capital Market was $4.58 per share.
As of the date of this prospectus supplement, the aggregate market value of our outstanding common stock held by non-affiliates, computed by reference to the price at which our common stock was last sold on the Nasdaq Capital Market on April 1, 2025, which was $39.75 per share, was $9,763,170, based on 738,356 shares of our outstanding common stock as of as of May 28, 2025, of which 736,843 shares were held by non-affiliates. Pursuant to General Instruction I.B.6 of Form S-3, in no event will we sell securities in a public primary offering with a value exceeding one-third of our public float in any 12-month period so long as our public float remains below $75 million. During the 12 calendar months prior to and including the date of this prospectus supplement (excluding this offering), we have sold no securities pursuant to General Instruction I.B.6 of Form S-3.
Investing in our securities involves risks. You should consider carefully the risks and uncertainties set forth in the section entitled “Risk Factors” beginning on page S-5 of this prospectus supplement.
NEITHER THE SECURITIES AND EXCHANGE COMMISSION NOR ANY STATE SECURITIES COMMISSION HAS APPROVED OR DISAPPROVED OF THESE SECURITIES OR DETERMINED IF THIS PROSPECTUS SUPPLEMENT IS TRUTHFUL OR COMPLETE. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

Maxim Group LLC
The date of this prospectus supplement is May 30, 2025.

S-i

ABOUT THIS PROSPECTUS SUPPLEMENT
This prospectus supplement and the accompanying prospectus form part of a registration statement on Form S-3 (the “Registration Statement”) that we filed with the Securities and Exchange Commission (“SEC”) utilizing a “shelf” registration process. This document is in two parts. The first part is this prospectus supplement, which describes the specific terms of this offering and also adds to and updates information contained in the accompanying prospectus and the documents incorporated by reference herein from our filings with the SEC. The second part, the accompanying prospectus, provides more general information. Before you invest, you should carefully read this prospectus supplement, the accompanying prospectus, all information incorporated by reference herein and therein, as well as the additional information described under “Where You Can Find More Information” and “Incorporation of Documents by Reference” on page S-14 of this prospectus supplement. These documents contain information you should consider when making your investment decision. This prospectus supplement may add, update or change information contained in the accompanying prospectus. To the extent that any statement that we make in this prospectus supplement is inconsistent with statements made in the accompanying prospectus or any documents incorporated by reference, the statements made in this prospectus supplement will be deemed to modify or supersede those made in the accompanying prospectus and such documents incorporated by reference.
We further note that the representations, warranties and covenants made by us in any agreement that is filed as an exhibit to any document that is incorporated by reference herein were made solely for the benefit of the parties to such agreement, including, in some cases, for the purpose of allocating risk among the parties to such agreements, and should not be deemed to be a representation, warranty or covenant to you. Moreover, such representations, warranties or covenants were accurate only as of the date when made. Accordingly, such representations, warranties and covenants should not be relied on as accurately representing the current state of our affairs.
You should rely only on the information contained or incorporated by reference in this prospectus supplement, the accompanying prospectus and in any free writing prospectuses we may provide to you in connection with this offering. Neither we nor the sales agent have authorized anyone to provide any information that is different from that contained in this prospectus supplement, the accompanying prospectus or in any free writing prospectus we may authorize to be delivered or made available to you. Neither we nor the sales agent take responsibility for, and can provide no assurance as to the reliability of, any other information that any others may give you. If anyone provides you with different or inconsistent information, you should not rely on it. The information contained in this prospectus supplement or the accompanying prospectus, or incorporated by reference herein or therein is accurate only as of the respective dates thereof, regardless of the time of delivery of this prospectus supplement and the accompanying prospectus or of any sale of our securities.
We are offering to sell, and seeking offers to buy, our securities only in jurisdictions where offers and sales are permitted. The distribution of this prospectus supplement and the accompanying prospectus and the offering of the securities in certain jurisdictions may be restricted by law. Persons outside the United States who come into possession of this prospectus supplement and the accompanying prospectus must inform themselves about, and observe any restrictions relating to, the offering of the securities and the distribution of this prospectus supplement and the accompanying prospectus outside the United States. This prospectus supplement and the accompanying prospectus do not constitute, and may not be used in connection with, an offer to sell, or a solicitation of an offer to buy, any securities offered by this prospectus supplement and the accompanying prospectus by any person in any jurisdiction in which it is unlawful for such person to make such an offer or solicitation.
On May 9, 2025, we amended our certificate of incorporation to effect a 1-for-25 reverse split of our outstanding shares of our common stock. All share and per share data in this prospectus supplement gives effect to the reverse stock split.
Unless the context otherwise requires, the terms “we,” “us,” “our,” “ReShape Lifesciences,” and “the Company” refer to ReShape Lifesciences Inc., a Delaware corporation, and our subsidiaries.
All references in this prospectus to “$,” “U.S. Dollars” and “dollars” are to United States dollars.

PROSPECTUS SUPPLEMENT SUMMARY
This summary highlights selected information contained in greater detail elsewhere in this prospectus supplement or incorporated by reference into this prospectus supplement. This summary may not contain all of the information that you should consider before investing in our securities. You should carefully read the entire prospectus supplement, including “Risk Factors” beginning on page S-5 and the financial statements and related notes and other documents incorporated by reference into this prospectus supplement, before making an investment decision.
Our Company
ReShape Lifesciences Inc. is a premier physician-led weight-loss solutions company, offering an integrated portfolio of proven products and services that manage and treat obesity and metabolic disease throughout the care continuum.
Our current portfolio includes the U.S. Food and Drug Administration approved and reimbursed Lap-Band® and the recently approved Lap-Band® 2.0 FLEX systems, which provide minimally invasive, long-term treatment of obesity and is a safer surgical alternative to more invasive and extreme surgical stapling procedures such as the gastric bypass or sleeve gastrectomy.
On July 8, 2024, we entered into an Agreement and Plan of Merger (the “Merger Agreement”) with Vyome Therapeutics, Inc. (“Vyome”), and Raider Lifesciences Inc., a Delaware corporation, and a direct, wholly owned subsidiary of the Company (“Merger Sub”). Pursuant to the Merger Agreement, and subject to the satisfaction or waiver of the conditions specified therein, including The Nasdaq Stock Market’s (“Nasdaq”) approval of a new listing application for the combined company, Merger Sub shall be merged with and into Vyome, with Vyome surviving as a subsidiary of the Company (the “Merger”). The combined company intends to change its name to Vyome Holdings, Inc. and will focus on Vyome’s business of advancing the development of its immuno-inflammatory assets and on identifying additional opportunities between the world-class Indian innovation corridor and the U.S. market
Simultaneously with the execution of the Merger Agreement, we entered into an Asset Purchase Agreement, which was amended on April 25, 2025 (the “Asset Purchase Agreement”), with Ninjour Health International Limited, a company incorporated under the laws of the United Kingdom, which is an affiliate of Biorad Medisys Pvt. Ltd. (together, “Biorad”). Pursuant to the Asset Purchase Agreement, and subject to the satisfaction or waiver of the conditions specified therein, we will sell substantially all of our assets (excluding cash) to Biorad, and Biorad will assume substantially all of our liabilities, for a purchase price of $2.25 million in cash, subject to adjustment based on our actual accounts receivable and accounts payable at the closing compared to such amounts as of March 31, 2024 (the “Asset Sale”). Biorad is party to a previously disclosed exclusive license agreement, dated September 19, 2023, with us for the Company’s Obalon® Gastric Balloon System.
Recent Developments
On May 9, 2025, at the commencement of trading, we effected a 1-for-25 reverse stock split. Accordingly, all share and per share data in this prospectus supplement gives effect to the reverse stock split. No fractional shares were issued in connection with the reverse stock split.
On May 28, 2025, we received a written notice from the Listing Qualifications Department of Nasdaq notifying us that Nasdaq has determined to delist our securities from Nasdaq. On November 25, 2024, Nasdaq notified us that the Company did not comply with the minimum $2,500,000 stockholders’ equity requirement for continued listing set forth in Nasdaq Listing Rule 5550(b). However, Nasdaq granted our request for an extension until May 27, 2025 to comply with this requirement. Nasdaq has determined that the Company did not meet the terms of the extension. As a result, unless we request an appeal of this determination by June 4, 2025, trading of our common stock will be suspended at the opening of business on June 6, 2025, and a Form 25-NSE will be filed with the SEC, which will remove the Company’s securities from listing and registration on Nasdaq. We intend to appeal Nasdaq’s decision to a hearings panel pursuant to the procedures set forth in the Nasdaq rules, which would stay the suspension of our securities pending the hearing panel’s decision. We can provide no assurance that, following the hearing, the hearings panel will grant our request for continued listing or that we can maintain compliance with the other Nasdaq Listing Rules.
Our Corporate Information
We were incorporated under the laws of Delaware on January 2, 2008. On June 15, 2021, we completed a merger with Obalon Therapeutics, Inc. (“Obalon”). Pursuant to the merger agreement, a wholly owned subsidiary of Obalon merged with and into ReShape, with ReShape surviving the merger as a wholly owned subsidiary of Obalon. As a result of the merger, Obalon, the parent company, was renamed “ReShape Lifesciences Inc.” and ReShape was renamed ReShape Weightloss Inc. ReShape Lifesciences shares of common stock trade on The Nasdaq Capital Market under the symbol RSLS.
Our principal executive offices are located at 18 Technology Drive, Suite 110, Irvine, California 92618, and our telephone number is (949) 429-6680. Our website address is www.reshapelifesciences.com. The information on, or that may be accessed through, our website is not incorporated by reference into this prospectus and should not be considered a part of this prospectus.

The Offering
Issuer
ReShape Lifesciences Inc.
Common Stock Offered by Us
Shares of our common stock having an aggregate offering price of up to $9,700,000.
Common Stock Outstanding Before this Offering
738,356 shares
Common Stock to be Outstanding After this Offering
2,856,260 shares, assuming sales at a price of $4.58 per share, which was the closing price of our common stock on Nasdaq on May 28, 2025. The actual number of shares issued will vary depending on the sales price under this offering.
Manner of Offering
“At-the-market offering” that may be made from time to time to or through our sales agent, Maxim. Please see “Plan of Distribution” on page S-12.
Use of Proceeds
We intend to use the net proceeds of this offering for working capital and general corporate purposes, including expenses related to our previously announced proposed Merger with Vyome and sale of substantially all of our assets to Biorad. See “Use of Proceeds” on page S-9 of this prospectus supplement for additional information.
Market for the Common Stock
Our common stock is listed on The Nasdaq Capital Market under the symbol “RSLS”.
Risk Factors
See “Risk Factors” beginning on page S-5 and other information included in, or incorporated by reference into, this prospectus supplement for a discussion of factors that you should consider carefully before deciding to invest in our common stock.
The above is based on 738,356 shares outstanding as of May 28, 2025 and excludes:
•
3,261 shares of our common stock issuable upon the exercise of warrants outstanding as of May 28, 2025, with exercise prices ranging from $333.50 to $435,000;

•
5 shares of common stock issuable upon the exercise of options outstanding as of May 28, 2025, with exercise prices ranging from $85,550 to $19,009,500 and having a weighted average exercise price of $815,857 per share;

•
1 share of common stock underlying restricted stock units unvested as of May 28, 2025;

•
21,766 shares of our common stock reserved for future issuance under our 2022 Equity Incentive Plan as of May 28, 2025; and

•
10 shares of our common stock issuable upon the conversion of 95,388 shares of series C convertible preferred stock outstanding as of May 28, 2025.

RISK FACTORS
An investment in our securities involves a high degree of risk. You should carefully read and consider the risks described below, as well as the other information in this prospectus supplement and other information incorporated by reference herein, before deciding to invest in our securities. The occurrence of any of the following risks could have a material adverse effect on our business, financial condition, results of operations or cash flows. In that case, the trading price of our common stock could decline, and you could lose all or part of your investment.
Risks Relating to this Offering
Because our management will have broad discretion and flexibility as to how the net proceeds from this offering are used, our management may use the net proceeds in ways with which you disagree or which may not prove effective.
We currently intend to use the net proceeds from this offering as discussed under “Use of Proceeds” in this prospectus supplement. We have not allocated specific amounts of the net proceeds from this offering for any of the purposes set forth in that section. Accordingly, our management will have significant discretion and flexibility in applying the net proceeds of this offering. You will be relying on the judgment of our management with regard to the use of these net proceeds, and you will not have the opportunity, as part of your investment decision, to assess whether the net proceeds are being used appropriately. It is possible that the net proceeds will be invested in a way that does not yield a favorable, or any, return for us. The failure of our management to use such funds effectively could have a material adverse effect on our business, financial condition, operating results and cash flow.
You will experience immediate and substantial dilution in the net tangible book value per share of the common stock you purchase.
The offering price per share of our common stock being offered is expected to be substantially higher than the net tangible book value per share of our outstanding common stock. After giving effect to the assumed sale of shares of common stock in the aggregate amount of $9,700,000 at an assumed public offering price of $4.58 per share, the closing price of our common stock on May 28, 2025, and after deducting sales agent commissions and estimated offering expenses payable by us, you will experience immediate dilution of $0.50 per share. Because the sales of the shares offered hereby will be made directly into the market, the prices at which we sell these shares will vary and these variations may be significant. Purchasers of the shares we sell, as well as our existing stockholders, will experience significant dilution if we sell shares at prices significantly below the price at which they invested. See “Dilution” on page S-10 of this prospectus supplement for a more detailed discussion of the dilution you will incur if you purchase shares in this offering.
A substantial number of shares of our common stock may be sold in this offering, which could cause the price of our common stock to decline.
Based on the assumed sale of shares of common stock in the aggregate amount of $9,700,000 at an assumed public offering price of $4.58 per share, the closing price of our common stock on May 28, 2025, the number of shares to be sold in this offering represents approximately 74.1% of our outstanding common stock as of May 28, 2025, after giving effect to the sale of the shares of our common stock in this offering. This sale and any future sales of a substantial number of shares of our common stock in the public market, or the perception that such sales may occur, could adversely affect the price of our common stock on The Nasdaq Capital Market. We cannot predict the effect, if any, that market sales of those shares of our common stock or the availability of those shares of our common stock for sale will have on the market price of our common stock.
You may experience future dilution as a result of future equity offerings.
In order to raise additional capital, we may in the future offer additional shares of our common stock or other securities convertible into or exchangeable for our common stock at prices that may not be the same as the prices per share in this offering. We may sell shares or other securities in any other offering at a price per share that is less than the prices per share paid by investors in this offering, and investors purchasing shares or other securities in the future could have rights superior to existing stockholders. The price per share at which we sell additional shares of our common stock, or securities convertible or exchangeable into shares of our common stock, in future transactions may be higher or lower than the prices per share paid by investors in this offering.
It is not possible to predict the aggregate proceeds resulting from sales made under the Equity Distribution Agreement.
Subject to certain limitations in the Equity Distribution Agreement with Maxim and compliance with applicable law, we have the discretion to deliver a placement notice to Maxim at any time throughout the term of the Equity Distribution Agreement. The number of shares that are sold through Maxim after delivering a placement notice will fluctuate based on a number of factors, including the market price of our common stock during the sales period, the limits we set with Maxim in any applicable placement notice, and the demand for our common stock during the sales period. Because the price per share of each share sold will fluctuate during the sales period, it is not currently possible to predict the aggregate proceeds to be raised in connection with those sales.
The common stock offered hereby will be sold in “at-the-market” offerings, and investors who buy shares at different times will likely pay different prices.
Investors who purchase shares in this offering at different times will likely pay different prices, and so may experience different levels of dilution and different outcomes in their investment results. We will have discretion, subject to market demand, to vary the timing, prices, and numbers of shares sold in this offering. In addition, subject to the final determination by our board of directors, there is no minimum or maximum sales price for shares to be sold in this offering. Investors may experience a decline in the value of the shares they purchase in this offering as a result of sales made at prices lower than the prices they paid.
We received a written notice from Nasdaq that it has determined to delist our common stock from the Nasdaq Stock Market.
On May 28, 2025, we received a written notice from the Listing Qualifications Department of Nasdaq notifying us that they have determined to delist our securities from Nasdaq based on our continued non-compliance with Nasdaq Listing Rule 5550(b)(1), which requires companies listed on the Nasdaq Capital Market to maintain a minimum of $2.5 million in stockholders’ equity for continued listing. As of March 31, 2025, our stockholders’ equity was $1.2 million.
We intend to appeal this decision to a hearings panel pursuant to the procedures set forth in the Nasdaq Listing Rules, which would stay the suspension of our securities pending the hearing panel’s decision. We can provide no assurance that, following the hearing, the hearings panel will grant our request for continued listing or that we can maintain compliance with the other Nasdaq Listing Rules.
If we are delisted from Nasdaq, our common stock may be eligible for trading on an over-the-counter market. If we are not able to obtain a listing on another stock exchange or quotation service for our common stock, it may be extremely difficult or impossible for stockholders to sell their shares of common stock. Moreover, if we are delisted from Nasdaq, but obtain a substitute listing for our common stock, it will likely be on a market with less liquidity, and therefore experience potentially more price volatility than experienced on Nasdaq. Stockholders may not be able to sell their shares of common stock on any such substitute market in the quantities, at the times, or at the prices that could potentially be available on a more liquid trading market. As a result of these factors, if our common stock is delisted from Nasdaq, the price of our common stock is likely to decline. A delisting of our common stock from Nasdaq could also adversely affect our ability to obtain financing for our operations and/or result in a loss of confidence by investors or employees. Furthermore, approval for listing on the Nasdaq Capital Market of shares of our common stock issuable to stockholders of Vyome in connection with our Merger with Vyome is a condition to the Merger. If our common stock is delisted, we may be unable to complete the Merger.

The trading price of our common stock has been volatile and is likely to be volatile in the future.
The trading price of our common stock has been highly volatile. The market price for our common stock will be affected by a number of factors, including:
•
the denial or delay of regulatory clearances or approvals of our product or receipt of regulatory approval of competing products;

•
our ability to accomplish clinical, regulatory and other product development milestones and to do so in accordance with the timing estimates we have publicly announced;

•
changes in policies affecting third-party coverage and reimbursement in the United States and other countries;

•
changes in government regulations and standards affecting the medical device industry and our product;

•
ability of our products to achieve market success;

•
the performance of third-party contract manufacturers and component suppliers;

•
our ability to develop sales and marketing capabilities;

•
actual or anticipated variations in our results of operations or those of our competitors;

•
announcements of new products, technological innovations or product advancements by us or our competitors;

•
developments with respect to patents and other intellectual property rights;

•
sales of common stock or other securities by us or our stockholders in the future;

•
additions or departures of key scientific or management personnel;

•
disputes or other developments relating to proprietary rights, including patents, litigation matters and our ability to obtain patent protection for our technologies;

•
the trading volume of our common stock;

•
changes in earnings estimates or recommendations by securities analysts, failure to obtain or maintain analyst coverage of our common stock or our failure to achieve analyst earnings estimates;

•
public statements by analysts or clinicians regarding their perceptions of our clinical results or the effectiveness of our products;

•
decreases in market valuations of medical device companies;

•
our pending Merger and Asset Sale; and

•
general market conditions and other factors unrelated to our operating performance or the operating performance of our competitors.

The stock prices of many companies in the medical device industry have experienced wide fluctuations that have often been unrelated to the operating performance of these companies. Following periods of volatility in the market price of a company’s securities, securities class action litigation often has been initiated against a company. If class action litigation is initiated against us, we may incur substantial costs and our management’s attention may be diverted from our operations, which could significantly harm our business.

CAUTIONARY STATEMENT REGARDING FORWARD-LOOKING STATEMENTS
Certain statements contained in this prospectus supplement, or filings with the SEC and our public releases, that are not purely historical are forward-looking statements within the meaning of applicable securities laws. Our forward-looking statements include, but are not limited to, statements regarding our “expectations,” “hopes,” “beliefs,” “intentions” or “strategies” regarding the future. In addition, any statements that refer to projections, forecasts, or other characterizations of future events or circumstances, including any underlying assumptions, are forward-looking statements. The words “anticipate,” “believe,” “continue,” “could,” “estimate,” “expect,” “intend,” “may,” “might,” “plan,” “possible,” “potential,” “predict,” “project,” “should” and “would,” as well as similar expressions, may identify forward-looking statements, but the absence of these words does not mean that a statement is not forward looking. Such statements include, but are not limited to, statements contained in this prospectus supplement relating to the at-the-market offering, its potential impacts and the use of proceeds therefrom. Forward-looking statements are based on our current expectations and assumptions regarding our business, the economy and other future conditions. Because forward-looking statements relate to the future, they are subject to inherent uncertainties, risks and changes in circumstances that are difficult to predict. Our actual results may differ materially from those contemplated by the forward-looking statements. They are neither statements of historical fact nor guarantees of assurance of future performance. We caution you therefore against relying on any of these forward-looking statements. Important factors that could cause actual results to differ materially from those in the forward-looking statements include, without limitation, our ability to raise capital to fund continuing operations; our ability to protect our intellectual property rights; the impact of any infringement actions or other litigation brought against us; competition from other providers and products; our ability to develop and commercialize products and services; changes in government regulation; our ability to complete capital raising transactions; and other factors (including the risks contained in the section of this prospectus supplement entitled “Risk Factors”) relating to our industry, our operations and results of operations. Actual results may differ significantly from those anticipated, believed, estimated, expected, intended or planned.
Factors or events that could cause our actual results to differ may emerge from time to time, and it is not possible for us to predict all of them. We cannot guarantee future results, levels of activity, performance or achievements. Except as required by applicable law, including the securities laws of the United States, we do not intend to update any of the forward-looking statements to conform these statements to actual results.
This prospectus supplement may contain assumptions, expectations, projections, intentions and beliefs about future events. These statements are intended as forward-looking statements. We may also from time to time make forward-looking statements in other documents and reports that are filed with or submitted to the SEC, in other information sent to our security holders, and in other written materials. We also caution that assumptions, expectations, projections, intentions and beliefs about future events may and often do vary from actual results and the differences can be material.

USE OF PROCEEDS
We may issue and sell shares of our common stock having aggregate sales proceeds of up to $9,700,000 from time to time. Because there is no minimum offering amount required as a condition to close this offering, the actual total public offering amount, commissions and proceeds to us, if any, are not determinable at this time. There can be no assurance that we will sell any shares under or fully utilize the Equity Distribution Agreement with Maxim as a source of financing.
We intend to use the net proceeds of this offering for working capital and general corporate purposes, including expenses related to our previously announced proposed Merger with Vyome and sale of substantially all of our assets to Biorad.
We have not yet determined with certainty the manner in which we will allocate these net proceeds. Accordingly, our management will have broad discretion in the application of the net proceeds, and investors will be relying on the judgment of our management regarding the application of the proceeds of this offering. The amounts and timing of these expenditures will vary depending upon a number of factors, including our success in implementing our commercialization strategy for our product, the success of our research and product development efforts, future sales growth, cash generated from future operations and actual expenses to operate our business. Pending the uses described above, we intend to invest the net proceeds in United States government securities and other short-term, investment-grade, interest-bearing instruments.

DILUTION
Your interest in the shares of common stock offered hereunder may be diluted to the extent of the difference between the price you pay for each share in this offering and the net tangible book value per share of our common stock immediately after this offering. As of March 31, 2025, our historical net tangible book value was approximately $1.2 million, or $1.67 per share of common stock. Our historical net tangible book value per share represents the amount of our total tangible assets reduced by the amount of our total liabilities, divided by the total number of shares of our common stock outstanding as of March 31, 2025.
After giving effect to the issuance of 576,416 shares of common stock in conjunction with a warrant exercise and the removal of $1.1 million of warrant liability in connection with the exercise subsequent to March 31, 2025 (the “Pro Forma Adjustment”), our pro forma net tangible book value as of March 31, 2025 would have been approximately $2.3 million, or $3.18 per share of common stock.
After giving effect to the assumed sale of shares of common stock in the aggregate amount of $9.7 million at an assumed public offering price of $4.58 per share, the closing price of our common stock on May 28, 2025, and after deducting sales agent commissions and estimated offering expenses payable by us, our pro forma as adjusted net tangible book value as of March 31, 2025 would have been $11.7 million, or $4.08 per share of our common stock. This amount represents an immediate increase of net tangible book value to our existing stockholders of $2.41 per share and an immediate dilution of $0.50 per share to the new investors purchasing securities in this offering.
The following table illustrates this per share dilution:
Assumed offering price per share in this offering		$4.58
Historical net tangible book value per share as of March 31, 2025	$1.67
Increase in net tangible book value per share attributable to Pro Forma Adjustment	$1.51
Pro forma net tangible book value per share as of March 31, 2025	$3.18
Increase in pro forma as adjusted net tangible book value per share attributable to sale of shares by us in this offering	$0.90
Pro forma as adjusted net tangible book value per share as of March 31, 2025 giving effect to this offering		$4.08
Dilution per share to investors in this offering		$0.50
The shares sold in this offering, if any, will be sold from time to time at various prices. An increase of $0.10 per share in the price at which the shares are sold from the assumed offering price of $4.58 per share shown in the table above, assuming all of our common stock in the aggregate amount of $9.7 million is sold at that price, would increase our pro forma as adjusted net tangible book value per share after the offering to $4.15 per share and would increase the dilution in net tangible book value per share to new investors to $0.53 per share, after deducting commissions and estimated aggregate offering expenses payable by us. A decrease of $0.10 per share in the price at which the shares are sold from the assumed offering price of $4.58 per share shown in the table above, assuming all of our common stock in the aggregate amount of $9.7 million is sold at that price, would increase our pro forma as adjusted net tangible book value per share after the offering to $4.01 per share and would decrease the dilution in net tangible book value per share to new investors to $0.47 per share, after deducting commissions and estimated aggregate offering expenses payable by us. This information is supplied for illustrative purposes only.
To the extent that outstanding options or warrants are exercised, investors purchasing our common stock in this offering will experience further dilution. In addition, we may choose to raise additional capital due to market conditions or strategic considerations even if we believe we have sufficient funds for our current or future operating plans. To the extent that we raise additional capital through the sale of equity or convertible debt securities, the issuance of these securities could result in further dilution to our stockholders.

The above discussion and table are based on 133,081 shares outstanding as of March 31, 2025 and excludes:
•
3,261 shares of our common stock issuable upon the exercise of warrants outstanding as of March 31, 2025, with exercise prices ranging from $333.50 to $435,000;

•
5 shares of common stock issuable upon the exercise of options outstanding as of March 31, 2025, with exercise prices ranging from $85,550 to $19,009,500 and having a weighted average exercise price of $815,857 per share;

•
1 share of common stock underlying restricted stock units unvested as of March 31, 2025;

•
21,766 shares of our common stock reserved for future issuance under our 2022 Equity Incentive Plan as of March 31, 2025; and

•
10 shares of our common stock issuable upon the conversion of 95,388 shares of series C convertible preferred stock outstanding as of March 31, 2025.

To the extent that outstanding options or warrants are exercised, you will experience further dilution. In addition, we may choose to raise additional capital due to market conditions or strategic considerations even if we believe we have sufficient funds for our current or future operating plans. To the extent that additional capital is raised through the sale of additional equity, the issuance of these shares could result in further dilution to our stockholders.

PLAN OF DISTRIBUTION
We have entered into an Equity Distribution Agreement with Maxim, dated May 30, 2025, pursuant to which we may issue and sell up to an aggregate of $9,700,000 of shares of our common stock from time to time through Maxim acting as agent, subject to certain limitations, as set forth therein and below. Upon delivery of a placement notice and subject to the terms and conditions of the Equity Distribution Agreement, Maxim may sell shares of our common stock by any method permitted by law deemed to be an “at-the-market” equity offering as defined in Rule 415 promulgated under the Securities Act of 1933, as amended (the “Securities Act”), including sales made directly on or through The Nasdaq Capital Market, the existing trading market for our common stock, sales made to or through a market maker other than on an exchange or otherwise, or in privately negotiated transactions.
Under the terms of the Equity Distribution Agreement, in no event will we issue or sell through the Equity Distribution Agent such number or dollar amount of shares of common stock that would (i) exceed the number or dollar amount of shares of common stock registered on the Registration Statement and as reflected on the prospectus supplement, pursuant to which the offering is to be made, (ii) exceed the number of authorized but unissued shares of common stock, or (iii) exceed the number or dollar amount of shares of common stock permitted to be sold under Form S-3.
Each time we wish to issue and sell common stock under the Equity Distribution Agreement, we will notify Maxim of the number of shares to be issued, the dates on which such sales are anticipated to be made, any minimum price below which sales may not be made and other sales parameters as we deem appropriate. Once we have so instructed Maxim, unless Maxim declines to accept the terms of the notice, Maxim has agreed to use its commercially reasonable efforts consistent with its normal trading and sales practices to sell such shares up to the amount specified on such terms. The obligations of Maxim under the Equity Distribution Agreement to sell our common stock are subject to a number of conditions that we must satisfy.
We will pay Maxim in cash, upon each sale of our common stock pursuant to the Equity Distribution Agreement, a commission in an amount equal to 3.0% of the aggregate gross proceeds from each sale of our common stock. Because there is no minimum offering amount required as a condition to this offering, the actual total public offering amount, commissions and proceeds to us, if any, are not determinable at this time. We have agreed, under certain circumstances, to reimburse Maxim for the reasonable fees and expenses of its counsel up to a maximum of $50,000 in connection with the establishment of this offering, and $3,000 per due diligence update session in connection with this offering. We estimate that the total expenses for the offering, excluding compensation and expense reimbursement payable to Maxim under the terms of the Equity Distribution Agreement, will be approximately $100,000.
Settlement for sales of common stock will occur on the business day following the date or the standard settlement period at the date on which any sales are made, or on some other date that is agreed upon by us and Maxim in connection with a particular transaction, in return for payment of the net proceeds to us. There is no arrangement for funds to be received in an escrow, trust or similar arrangement. Sales of our common stock as contemplated in the prospectus will be settled through the facilities of The Depository Trust Company or by such other means as we and Maxim may agree upon.
Maxim will act as sales agent on a commercially reasonable efforts basis consistent with its normal trading and sales practices and applicable state and federal laws, rules and regulations and the rules of The Nasdaq Capital Market. In connection with the sale of the common stock on our behalf, Maxim will be deemed to be an “underwriter” within the meaning of the Securities Act and the compensation of Maxim will be deemed to be underwriting commissions or discounts. We have agreed to provide indemnification and contribution to Maxim against certain civil liabilities, including liabilities under the Securities Act.
The offering of our common stock pursuant to the Equity Distribution Agreement will terminate upon the earliest of the issuance and sale of all shares of our common stock subject to the Equity Distribution Agreement or the termination of the Equity Distribution Agreement as permitted therein.
Maxim and its affiliates may in the future provide various investment banking, commercial banking and other financial services for us and our affiliates, for which services they may in the future receive customary fees. To the extent required by Regulation M, Maxim will not engage in any market making activities involving our common stock while the offering is ongoing under the prospectus.
The prospectus and accompanying base prospectus in electronic format may be made available on a website maintained by Maxim and Maxim may distribute the prospectus and accompanying base prospectus electronically.
Our common stock is traded on The Nasdaq Capital Market under the symbol “RSLS”.
The foregoing does not purport to be a complete statement of the terms and conditions of the Equity Distribution Agreement. A copy of the Equity Distribution Agreement is included as an exhibit to our Current Report on Form 8-K filed with the SEC on May 30, 2025 and incorporated by reference into the prospectus. See “Incorporation of Certain Information by Reference” and “Where You Can Find More Information” on page S-14.

LEGAL MATTERS
Fox Rothschild LLP, Minneapolis, Minnesota, will issue a legal opinion as to the validity of the securities offered by this prospectus. Ellenoff Grossman & Schole LLP represented the sales agent in connection with this offering.
EXPERTS
The consolidated financial statements of ReShape Lifesciences Inc. as of December 31, 2024 and for the year ended December 31, 2024 have been audited by Haskell & White LLP, an independent registered public accounting firm, as stated in their report thereon (which report expresses an unqualified opinion and includes an explanatory paragraph relating to substantial doubt about ReShape Lifesciences Inc.’s ability to continue as a going concern), and incorporated by reference into this prospectus supplement in reliance upon such report and upon the authority of such firm as experts in accounting and auditing.
The consolidated financial statements of ReShape Lifesciences Inc. as of December 31, 2023 and for the year ended December 31, 2023 have been audited by RSM US LLP, an independent registered public accounting firm, as stated in their report thereon (which report expresses an unqualified opinion and includes an explanatory paragraph relating to substantial doubt about ReShape Lifesciences Inc.’s ability to continue as a going concern), and incorporated by reference into this prospectus supplement in reliance upon such report and upon the authority of such firm as experts in accounting and auditing.
The financial statements of Vyome Therapeutics, Inc. as of and for the years ended December 31, 2024 and 2023 have been audited by Kreit & Chiu CPA LLP, an independent registered public accounting firm, as stated in their report appearing herein (which report expresses an unqualified opinion on the financial statements and includes an explanatory paragraph relating to substantial doubt about Vyome Therapeutics, Inc.’s ability to continue as a going concern). Such financial statements are incorporated by reference into this prospectus supplement in reliance upon the report of such firm given upon their authority as experts in accounting and auditing. The office of Kreit & Chiu CPA LLP is located at 733 Third Avenue, Floor 16, #1014 New York, NY 10017, the United States.
WHERE YOU CAN FIND MORE INFORMATION
This prospectus supplement and the accompanying prospectus are part of the Registration Statement we filed with the SEC under the Securities Act and do not contain all the information set forth in the Registration Statement. Whenever a reference is made in this prospectus supplement or the accompanying prospectus to any of our contracts, agreements or other documents, the reference may not be complete and you should refer to the exhibits that are a part of the Registration Statement or the exhibits to the reports or other documents incorporated by reference in this prospectus supplement and the accompanying prospectus for a copy of such contract, agreement or other document. In addition, we file annual, quarterly and current reports, proxy statements and other information with the SEC.
You may also obtain the documents that we file electronically on the SEC’s website at www.sec.gov or on our website at www.reshapelifesciences.com. Information contained on our website is not incorporated by reference herein and does not constitute part of this prospectus.
INCORPORATION OF DOCUMENTS BY REFERENCE
The SEC allows us to incorporate by reference the information we file with them. This allows us to disclose important information to you by referencing those filed documents. We have previously filed the following documents with the SEC and are incorporating them by reference into this prospectus supplement:
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Our Annual Report on Form 10-K for the year ended December 31, 2024;

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Our Quarterly Report on Form 10-Q for the quarter ended March 31, 2025;

•
Our Current Reports on Form 8-K (only to the extent information is “filed” and not “furnished”) filed with the SEC on January 21, 2025, February 20, 2025, March 20, 2025, April 2, 2025, April 21, 2025, April 28, 2025, May 9, 2025, May 28, 2025, May 30, 2025 and May 30, 2025; and

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the description of securities contained in Exhibit 4.1 to our Annual Report on Form 10-K for the year ended December 31, 2024.

We also are incorporating by reference any future information filed (rather than furnished) by us with the SEC under Section 13(a), 13(c), 14 or 15(d) of the Exchange Act after the date of the initial filing of the registration statement of which this prospectus supplement is a part and before the effective date of the registration statement and after the date of this prospectus supplement until the termination of the offering. The most recent information that we file with the SEC automatically updates and supersedes more dated information.
You can obtain a copy of any documents which are incorporated by reference in this prospectus supplement or the accompanying prospectus, except for exhibits which are specifically incorporated by reference into those documents, at no cost, by writing or telephoning us at:
ReShape Lifesciences Inc.
18 Technology Dr., Suite 110
Irvine, California 92618
Attention: Secretary
(949) 429-6680

PROSPECTUS
$50,000,000
Common Stock
Preferred Stock
Warrants
Units

We may from time to time offer to sell any combination of common stock, preferred stock, warrants for the purchase of shares of our common stock or preferred stock, and units consisting of any combination of the other types of securities offered under this prospectus in one or more series, each as described in this prospectus, in one or more offerings. The aggregate initial offering price of all securities sold under this prospectus will not exceed $50,000,000.
This prospectus provides a general description of the securities that we may offer. Each time we sell securities, we will provide the specific terms of the securities offered in a supplement to this prospectus. The prospectus supplement may also add, update or change information contained in this prospectus. You should read this prospectus and the applicable prospectus supplement carefully before you invest in any securities. This prospectus may not be used to consummate a sale of securities unless accompanied by the applicable prospectus supplement.
We may from time to time offer and sell our securities in one offering or in separate offerings, to or through underwriters, dealers and agents or directly to purchasers. If any agents or underwriters are involved in the sale of any of these securities, the applicable prospectus supplement will provide the names of the agents or underwriters and any applicable fees, commissions or discounts. See the sections of this prospectus entitled “About this Prospectus” and “Plan of Distribution” for more information.
Our common stock is traded on The Nasdaq Capital Market under the symbol “RSLS.” On May 7, 2025, the closing price of our common stock as reported on The Nasdaq Capital Market was $8.84 per share.
Investing in our securities involves risks. You should consider carefully the risks and uncertainties set forth in the section entitled “Risk Factors” beginning on page 6 of this prospectus and in the documents we file with the Securities and Exchange Commission that are incorporated by reference in this prospectus before making a decision to purchase our securities.
NEITHER THE SECURITIES AND EXCHANGE COMMISSION NOR ANY STATE SECURITIES COMMISSION HAS APPROVED OR DISAPPROVED OF THESE SECURITIES OR DETERMINED IF THIS PROSPECTUS IS TRUTHFUL OR COMPLETE. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

The date of this prospectus is May 14, 2025.

i

ABOUT THIS PROSPECTUS
This prospectus is part of a registration statement that we filed with the Securities and Exchange Commission (“SEC”) utilizing a “shelf” registration process. Under this shelf registration process, we may offer and sell any combination of the securities described in this prospectus in one or more offerings up to a total dollar amount of $50,000,000.
This prospectus provides you with a general description of the respective securities that we may offer. Each time we sell securities under this shelf registration, we will provide a prospectus supplement that will contain specific information about the terms of that offering. The prospectus supplement may also add, update or change information contained in this prospectus. To the extent that any statement that we make in a prospectus supplement is inconsistent with statements made in this prospectus, the statements made in this prospectus will be deemed modified or superseded by those made in the prospectus supplement. You should read both this prospectus and any prospectus supplement, including all documents incorporated herein or therein by reference, together with additional information described under “Where You Can Find More Information” and “Incorporation of Documents by Reference.”
We have not authorized any dealer, salesman or other person to give any information or to make any representation other than those contained or incorporated by reference in this prospectus and the accompanying prospectus supplement. You must not rely upon any information or representation not contained or incorporated by reference in this prospectus or the accompanying prospectus supplement. This prospectus and the accompanying prospectus supplement do not constitute an offer to sell or the solicitation of an offer to buy any securities other than the registered securities to which they relate, nor do this prospectus and the accompanying prospectus supplement constitute an offer to sell or the solicitation of an offer to buy securities in any jurisdiction to any person to whom it is unlawful to make such offer or solicitation in such jurisdiction. You should not assume that the information contained in this prospectus and the accompanying prospectus supplement is accurate on any date subsequent to the date set forth on the front of the document or that any information we have incorporated by reference is correct on any date subsequent to the date of the document incorporated by reference, even though this prospectus and any accompanying prospectus supplement is delivered or securities are sold on a later date.
Unless the context otherwise requires, the terms “we,” “us,” “our,” “ReShape Lifesciences,” and “the Company” refer to ReShape Lifesciences Inc., a Delaware corporation, and our subsidiaries.
All references in this prospectus to “$,” “U.S. Dollars” and “dollars” are to United States dollars.
On May 9, 2025, at the commencement of trading, we effected a 1-for-25 reverse stock split of its common stock. Accordingly, all share and per share amounts for the periods presented in this prospectus have been adjusted retroactively, where applicable, to reflect the reverse stock split.

RESHAPE LIFESCIENCES INC.
Our Company
ReShape Lifesciences Inc. is a premier physician-led weight-loss solutions company, offering an integrated portfolio of proven products and services that manage and treat obesity and metabolic disease throughout the care continuum.
Our current portfolio includes the U.S. Food and Drug Administration (“FDA”) approved and reimbursed Lap-Band® and the recently approved Lap-Band® 2.0 FLEX systems, which provide minimally invasive, long-term treatment of obesity and is a safer surgical alternative to more invasive and extreme surgical stapling procedures such as the gastric bypass or sleeve gastrectomy.

Our growth strategy is designed to deliver profitability.

KEY GROWTH PILLARS

1. Executing disciplined, metrics-driven business operations
2. Expanding the product portfolio and future product pipeline
3. Ensuring that our portfolio spans the weight loss care continuum and is evidence-based

ReShape Lifesciences.

ReShape’s Pillars for Growth
In August of 2022, Paul F. Hickey joined ReShape as President and Chief Executive Officer. Under this new leadership, our Company has pivoted its business strategy with the intent of helping to ensure growth and profitability. Our Company has executed the following three growth strategies, or pillars for growth:
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Growth Pillar I:   Executing disciplined, metrics-driven business operations.

In executing the first growth pillar, our Company is focused on revenue growth and profitability. The timeline for profitability is dependent on many factors, including revenue growth from new product introductions, or strategic investments not yet foreseen.
This first growth pillar remains, in our Company’s opinion, paramount for ReShape to deliver shareholder value and, ultimately, profitability. Starting shortly after Mr. Hickey’s appointment, ReShape has made several operational changes to help ensure future performance and return on investment by prioritizing investments supporting revenue growth.
Our Company has prioritized investments, including marketing automation to support scalable lead acquisition, segmented consumer-centric messaging via an updated website for improved patient engagement, and a frictionless booking system with qualified providers. Early metrics from these marketing efforts have been shown to help increase Lap-Band procedures and ultimately revenue, despite the headwinds created by the widespread marketing and adoption of GLP-1 receptor agonists, including Wegovy, Ozempic, and

Zepbound. Additionally, our Company 2024 cost reduction plan, had led to approximately 43% lower operating expenses in 2024, compared to last year, excluding one-time costs. Our Company has also taken steps to right-size the organization in several areas to ensure sustainability and scalability.
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Growth Pillar II:   Expanding the product portfolio and future product pipeline.

ReShape’s second growth pillar is intended to further differentiate our Company as a leading provider of innovative products and services to meet unmet customer needs. ReShape is committed to drive and scale its new product development and commercialization capacity, providing a cadence of new product introductions and revenue growth. The growth can either be through organic internal Research and Development efforts, or through strategic partnerships, mergers, or acquisitions. Key growth drivers within second growth pillar include:
Lap-Band 2.0 FLEX System — New product revenues for the Lap-Band 2.0 FLEX system (“Lap-Band 2.0”), for which our Company received FDA approval during December 2023 and completed the first successful surgeries in early 2024. Similar to the current Lap-Band, the Lap-Band 2.0 is adjustable, postoperatively, to increase or decrease the opening of the band to optimize an individual’s eating habits and comfort, thereby improving therapy effectiveness. At the same time, a new feature of the Lap-Band 2.0 is a band reservoir technology that serves as a relief valve. Pieces of food that are too large to pass through the narrowed passage, created by the current band, can pass through because the new feature allows the band to relax momentarily and then return to its resting diameter. This could potentially allow for increased Lap-Band constriction and resultant satiety, while helping to minimize discomfort from swallowing large pieces of food, which may otherwise require emergency in-office patient band adjustments. Based on customer feedback, Lap-Band 2.0 will allow us to engage new surgeons and reengage many of those who have used the Lap-Band, historically.
ReShape Obalon Balloon  —  The ReShape Obalon® Balloon system is the first and only swallowable, gas filled, FDA-approved balloon system. In 2023 our company established an OEM partnership with Biorad Medisys (“Biorad”), based in India that will support the successful relaunch and commercialization of the balloon system. We anticipate having access to the Obalon Balloon system late in 2025 for the distribution in the U.S. and other regions globally. In addition, the strategic partnership with Biorad contemplates potential manufacturing transfer of other products to further improve ReShape’s overall gross margin.
DBSN Device —  ReShape remains committed to furthering our proprietary Diabetes Bloc-Stim Neuromodulation (DBSNTM) technology that can potentially reduce the dependence on medications by those with type 2 diabetes. The DBSN device is a technology under development as a new treatment for type 2 diabetes mellitus. The device is expected to use bioelectronics to manage blood glucose in the treatment of diabetes and individualized 24/7 glucose control. Preclinical evidence on the DBSN device was presented at multiple conferences. The DBSN technology development has received approximately $1.15 million dollars of nondilutive NIH grant support.
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Growth Pillar III:   Ensuring that our portfolio spans the weight loss care continuum and is evidence based.

ReShape’s third growth pillar represents our company’s commitment to collaborate with healthcare professionals worldwide and further develop evidence supporting ReShape’s portfolio of treatment options. Aligned with goal of pillar three, in early 2023, ReShape established their first-ever global Scientific Advisory Board (SAB) to provide needed expertise and feedback on initiatives related to our company’s growth pillars. The SAB is a valuable resource to help validate company strategies to collect and publish data on both our Lap-Band 2.0 and data on Lap-Band patients who are also using GLP-1s as a combination therapy. Combination therapies comprising GLP-1s and other gastric surgeries, including the Lap-Band, are being prescribed today, to help those who have plateaued with their weight loss.
Our Product Portfolio
Lap-Band System
The Lap-Band System is designed to provide minimally invasive long-term treatment of severe obesity and is an alternative to more invasive surgical stapling procedures such as the gastric bypass or sleeve gastrectomy. Unlike other invasive anatomy altering procedures, the Lap-Band System is adjustable post-operatively via a saline-filled silicone band that is laparoscopically placed around the upper part of the stomach through small laparoscopic incisions, creating a small pouch at the top of the stomach, which slows the passage of food and creates a sensation of fullness. The procedure can normally be performed as an outpatient procedure and patients can go home the day of the procedure without the need for an overnight hospital stay.
Lap-Band 2.0 FLEX System
The Lap-Band 2.0 FLEX, like the original Lap-Band System, is designed to provide minimally invasive long-term treatment of severe obesity and is an alternative to more invasive surgical stapling procedures such as the gastric bypass or sleeve gastrectomy. Unlike more invasive and anatomy altering surgeries, the Lap-Band 2.0 is adjustable postoperatively to increase or decrease the pressure to the band in order to optimize an individual’s comfort and therapy effectiveness. The Lap-Band 2.0 system includes a FLEX reservoir technology designed to minimize postoperative in-office patient band adjustments, thereby potentially improving an individual’s tolerance for the Lap-Band 2.0. As of October 2024, we have completed our early launch phase of the Lap-Band 2.0 FLEX and are analyzing data and metrics that will be used to support our widespread commercial launch. Additionally, we received approval for the Lap-Band® 2.0 FLEX from Health Canada, which represents yet another important growth catalyst for the Lap-Band franchise as we look to gain regulatory approvals world-wide.
ReShape Calibration Tubes
The ReShape Calibration tubes are multifunctional devices compared to reusable bougies and disposable gastric tubes. The Calibration tubes are designed to fit the lesser curvature of the stomach more easily and quickly reach the pylorus. In August of 2022, we announced FDA clearance of three new sizes — 32, 36, and 40 French — all designed to simplify bariatric procedures such as laparoscopic sleeve gastrectomy, gastric bypass, and adjustable gastric banding. During the first quarter of 2023, we fully released this product and continue to ramp production.
ReShape Obalon Balloon System
The FDA PMA approved Obalon Balloon System, is not currently manufactured and distributed for commercial sales, consists of a swallowable capsule that contains an inflatable balloon attached to a microcatheter; the Obalon Navigation System console, has FDA PMA supplemental approval, is a combination of hardware and software used to dynamically track and display the location of the balloon during placement; the Obalon Touch Inflation Dispenser, which is a semi-automated, hand-held inflation device used to inflate the balloon once it is placed; and a disposable canister filled with our proprietary mixture of gas.
DBSN Device
The DBSN device, that is not currently available for commercial sales, is a technology under development as a new treatment for type 2 diabetes mellitus (T2DM). It combines ReShape Lifesciences’ proprietary Vagus Nerve Block (vBloc) technology platform in combination with Vagus nerve stimulation. This new dual Vagus nerve neuromodulation device selectively modulates vagal blocking and stimulation to the liver and pancreas to manage blood glucose. Our DBSN device is expected to use bioelectronics to manage blood glucose in treatment of diabetes and individualized 24/7 glucose control. The goal is to reduce costs of treatment and complications that arise from poorly controlled blood glucose and non-compliance to T2DM medication.
Recent Developments
On February 25, 2025, we entered into an exclusive distribution agreement with Liaison Medical Ltd. for the Lap-Band® 2.0 FLEX system and Tubing Kit, expanding our commercial presence into Canada. Under the terms of the agreement, Liaison Medical was granted the exclusive right to market and distribute the covered products to licensed medical professionals within the Canadian territory. The initial term of the agreement runs through December 31, 2028, with automatic one-year renewal periods thereafter unless terminated by either party with at least 90 days’ prior written notice before the end of the then-current term.
On February 15, 2025, we entered into a Securities Purchase Agreement to issue and sell 103,005 shares of common stock and warrants to purchase up to 103,005 shares of common stock at an initial price of $145.75 per share, subject to adjustments. The securities were sold at a price of $58.25 per unit. Following the required stockholder approval, which we obtained on April 1, 2025, all of the holders of warrants elected a “zero exercise price” alternative pursuant to which they received an aggregate number of shares equal to the product of (x) the aggregate number of shares of common stock that would be issuable upon a cash exercise of the warrant and (y) 1.2, without the holder having to make any exercise payment. The exercise price of the warrants was reset to the floor price of $31.25 per share, which resulted in the issuance of 576,495 shares of common stock for the warrants issued to the investors in the offering. On April 2, 2025, a total of 590,314 shares were issued upon the cashless exercise of the warrants for no exercise price.
On February 3, 2025, we were granted a key international patent from the State of Israel for its Diabetes Neuromodulation technology. This patent for “Simultaneous Multi-Site Vagus Nerve Modulation for Improved Glycemic Control Systems and Methods,” will provide protection until December 4, 2039. The Diabetes Neuromodulation system utilizes its proprietary vagus nerve block (vBlocTM) technology platform, combined with vagus nerve stimulation, for the treatment of Type 2 diabetes, a prominent disorder associated with obesity.
Our Corporate Information
We were incorporated under the laws of Delaware on January 2, 2008. On June 15, 2021, we completed a merger with Obalon Therapeutics, Inc. (“Obalon”). Pursuant to the merger agreement, a wholly owned subsidiary of Obalon merged with and into ReShape, with ReShape surviving the merger as a wholly owned subsidiary of Obalon. As a result of the merger, Obalon, the parent company, was renamed “ReShape Lifesciences Inc.” and ReShape was renamed ReShape Weightloss Inc. ReShape Lifesciences shares of common stock trade on the Nasdaq under the symbol RSLS.
Our principal executive offices are located at 18 Technology Drive, Suite 110, Irvine, California 92618, and our telephone number is (949) 429-6680. Our website address is www.reshapelifesciences.com. The information on, or that may be accessed through, our website is not incorporated by reference into this prospectus and should not be considered a part of this prospectus.

RISK FACTORS
Investment in any securities offered pursuant to this prospectus and the applicable prospectus supplement involves risks. You should carefully consider the risk factors incorporated by reference to our most recent Annual Report on Form 10-K and any subsequent Quarterly Reports on Form 10-Q or Current Reports on Form 8-K we file after the date of this prospectus, and all other information contained or incorporated by reference into this prospectus, as updated by our subsequent filings under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and the risk factors and other information contained in the applicable prospectus supplement before acquiring any of such securities. The occurrence of any of these risks might cause you to lose all or part of your investment in the offered securities.

CAUTIONARY STATEMENT REGARDING FORWARD-LOOKING STATEMENTS
Certain statements contained in this prospectus, or filings with the SEC and our public releases, that are not purely historical are forward-looking statements within the meaning of applicable securities laws. Our forward-looking statements include, but are not limited to, statements regarding our “expectations,” “hopes,” “beliefs,” “intentions” or “strategies” regarding the future. In addition, any statements that refer to projections, forecasts, or other characterizations of future events or circumstances, including any underlying assumptions, are forward-looking statements. The words “anticipate,” “believe,” “continue,” “could,” “estimate,” “expect,” “intend,” “may,” “might,” “plan,” “possible,” “potential,” “predict,” “project,” “should” and “would,” as well as similar expressions, may identify forward-looking statements, but the absence of these words does not mean that a statement is not forward looking. Such statements include, but are not limited to, statements contained in this prospectus relating to our business strategy, our future operating results and liquidity and capital resources outlook. Forward-looking statements are based on our current expectations and assumptions regarding our business, the economy and other future conditions. Because forward-looking statements relate to the future, they are subject to inherent uncertainties, risks and changes in circumstances that are difficult to predict. Our actual results may differ materially from those contemplated by the forward-looking statements. They are neither statements of historical fact nor guarantees of assurance of future performance. We caution you therefore against relying on any of these forward-looking statements. Important factors that could cause actual results to differ materially from those in the forward-looking statements include, without limitation, our ability to raise capital to fund continuing operations; our ability to protect our intellectual property rights; the impact of any infringement actions or other litigation brought against us; competition from other providers and products; our ability to develop and commercialize products and services; changes in government regulation; our ability to complete capital raising transactions; and other factors (including the risks contained in the section of this prospectus entitled “Risk Factors”) relating to our industry, our operations and results of operations. Actual results may differ significantly from those anticipated, believed, estimated, expected, intended or planned.
Factors or events that could cause our actual results to differ may emerge from time to time, and it is not possible for us to predict all of them. We cannot guarantee future results, levels of activity, performance or achievements. Except as required by applicable law, including the securities laws of the United States, we do not intend to update any of the forward-looking statements to conform these statements to actual results.
This prospectus may contain assumptions, expectations, projections, intentions and beliefs about future events. These statements are intended as forward-looking statements. We may also from time to time make forward-looking statements in other documents and reports that are filed with or submitted to the SEC, in other information sent to our security holders, and in other written materials. We also caution that assumptions, expectations, projections, intentions and beliefs about future events may and often do vary from actual results and the differences can be material.

USE OF PROCEEDS
We intend to use the net proceeds from the sale of the securities as set forth in the applicable prospectus supplement.

DESCRIPTION OF CAPITAL STOCK
The following is a summary of the rights of our common and preferred stock and some of the provisions of our charter and bylaws and of the Delaware General Corporation Law, or DGCL. Our authorized capital stock consists of 300,000,000 shares of common stock, $0.001 par value per share, and 10,000,000 shares of undesignated preferred stock, $0.001 par value per share.
As of May 9, 2025, there were 738,277 shares of our common stock outstanding, held by approximately 40 stockholders of record, and 95,388 shares of our series C convertible preferred stock outstanding.
Common Stock
Voting rights
Holders of our common stock are entitled to one vote for each share held on all matters submitted to a vote of stockholders. We do not provide for cumulative voting for the election of directors in our charter. Accordingly, holders of a majority of the shares of our common stock are able to elect all of our directors. Our charter establishes a classified board of directors, to be divided into three classes with staggered three-year terms. Only one class of directors will be elected at each annual meeting of our stockholders, with the other classes continuing for the remainder of their respective three-year terms. Subject to the supermajority votes for some matters, other matters shall be decided by the affirmative vote of our stockholders having a majority in voting power of the votes cast by the stockholders present or represented and voting on such matter. Our charter and bylaws provide that our directors may be removed only for cause and only by the affirmative vote of the holders of at least two-thirds in voting power of the outstanding shares of capital stock entitled to vote thereon. In addition, the affirmative vote of the holders of at least two-thirds in voting power of the outstanding shares of capital stock entitled to vote thereon is required to amend or repeal, or to adopt any provision inconsistent with, several of the provisions of our charter.
Dividend rights
Subject to preferences that may apply to any shares of preferred stock outstanding at the time, the holders of our common stock are entitled to receive dividends out of funds legally available if our Board, in its discretion, determines to issue dividends and then only at the times and in the amounts that our board of directors may determine.
No preemptive or similar rights
Our common stock is not entitled to preemptive or subscription rights, and is not subject to conversion, redemption or sinking fund provisions. The rights, preferences and privileges of the holders of our common stock are subject to, and may be adversely affected by, the rights of the holders of shares of any series of our preferred stock that we may designate and issue in the future.
Right to receive liquidation distributions
Upon our liquidation, dissolution or winding-up, the assets legally available for distribution to our stockholders would be distributable ratably among the holders of our common stock and any participating preferred stock outstanding at that time, subject to prior satisfaction of all outstanding debt and liabilities and the preferential rights of and the payment of liquidation preferences, if any, on any outstanding shares of preferred stock.
Preferred Stock
Pursuant to our charter, our Board is authorized, subject to limitations prescribed by Delaware law, to issue from time to time up to 10,000,000 shares of preferred stock in one or more series, to establish from time to time the number of shares to be included in each series and to fix the designation, powers, preferences and rights of the shares of each series and any of their qualifications, limitations or restrictions, in each case without further vote or action by our stockholders. Our Board is able to increase or decrease the number of shares of any series of preferred stock, but not below the number of shares of that series then outstanding, without any further vote or action by our stockholders. Our Board may be able to authorize the issuance of preferred stock with voting or conversion rights that could adversely affect the voting power or other rights of the holders of our common stock. The issuance of preferred stock, while providing flexibility in connection with possible acquisitions and other corporate purposes, could, among other things, have the effect of delaying, deferring or preventing a change in control of our company and might adversely affect the market price of our common stock and the voting and other rights of the holders of our common stock.
Series C Convertible Preferred Stock
The material terms and provisions of the shares of series C convertible preferred stock (“Series C Preferred Stock”) are summarized below. This summary of some provisions of the Series C Preferred Stock is not complete. For the complete terms of the Series C Preferred Stock, you should refer to the Certificate of Designation (the “Series C Certificate of Designation”) filed as an exhibit to this prospectus and incorporated herein by reference.
Conversion.   There are currently 95,388 shares of our series C convertible preferred stock outstanding. As of the date of this prospectus, each of the 10 holders of Series C Preferred Stock is entitled to convert all of their shares of Series C Preferred Stock into an aggregate of one share of common stock per holder. Therefore, there is a total of 10 shares of common stock that may be issued upon the conversion of all of the shares of Series C Preferred Stock.
Dividends.   The Series C Preferred Stock is entitled to receive dividends (on an as-if-converted-to- common stock basis) actually paid on shares of common stock when, as and if such dividends are paid on shares of common stock. No other dividends will be paid on shares of Series C Preferred Stock.
Voting Rights.   In general, the Series C Preferred Stock does not have voting rights. However, as long as any shares of Series C Preferred Stock remain outstanding, the Series C Certificate of Designation provides that we cannot, without the affirmative vote of holders of a majority of the then-outstanding shares of Series C Preferred Stock, (a) alter or change adversely the powers, preferences or rights given to the Series C Preferred Stock (including by the designation, authorization, or issuance of any shares of preferred stock that purports to have equal rights with, or be senior in rights or preferences to, the Series C Preferred Stock), (b) alter or amend the Series C Certificate of Designation, (c) amend our certificate of incorporation or other charter documents in any manner that adversely affects any rights of the holders of Series C Preferred Stock, (d) increase the number of authorized shares of Series C Preferred Stock, (e) except for stock dividends or distributions for which adjustments are to be made pursuant to the Series C Certificate of Designation, pay dividends on any shares of capital stock of the Company, or (f) enter into any agreement with respect to any of the foregoing. Holders of Series C Preferred Stock are entitled to vote for the election of directors of the Company, voting on an as-converted to common stock basis and voting together as a single class with the holders of shares of common stock.
Liquidation.   In the event of a liquidation, the holders of shares of Series C Preferred Stock are entitled to be paid, after and subject to the payment in full of all amounts required to be distributed to the holders of any other shares of the Company outstanding as of the date of our acquisition of ReShape Medical ranking on liquidation prior and in preference to the Series C Preferred Stock, but before any payments to be made to the holders of common stock or any other series of preferred stock, an amount per share equal to the greater of (i) $274.8774, plus any dividends declared but unpaid thereon, or (ii) such amount per share as would have been payable had all shares of Series C Preferred Stock been converted to common stock immediately prior to such liquidation. In addition, in the event we consummate a merger or consolidation with or into another person or other reorganization event in which our common shares are converted or exchanged for securities, cash or other property, or we sell, lease, license, assign, transfer, convey or otherwise dispose of all or substantially all of our assets or we or another person acquire 50% or more of our outstanding shares of common stock, then following such event, the holders of the Series C Preferred Stock will be entitled to receive upon conversion of the Series C Preferred Stock the same kind and amount of securities, cash or property which the holders would have received had they converted the Series C Preferred Stock immediately prior to such fundamental transaction. Any successor to us or surviving entity must assume the obligations under the Series C Certificate of Designation with respect to the Series C Preferred Stock.

Stock Options
As of May 9, 2025, we had outstanding options to purchase an aggregate of six shares of our common stock.
Restricted Stock Units
As of May 9, 2025, we had one unvested restricted stock unit outstanding.
Warrants
As of May 9, 2025, we had outstanding warrants to purchase an aggregate of 3,256 shares of our common stock.
Anti-Takeover Provisions
The provisions of Delaware law, our charter and our bylaws could have the effect of delaying, deferring or discouraging another person from acquiring control of our company. These provisions, which are summarized below, may have the effect of discouraging takeover bids. They are also designed, in part, to encourage persons seeking to acquire control of us to negotiate first with our board of directors. We believe that the benefits of increased protection of our potential ability to negotiate with an unfriendly or unsolicited acquirer outweigh the disadvantages of discouraging a proposal to acquire us because negotiation of these proposals could result in an improvement of their terms.
Delaware law
We are subject to the provisions of Section 203 of the DGCL, or Section 203, regulating corporate takeovers. In general, Section 203 prohibits a publicly held Delaware corporation from engaging in a “business combination” with an “interested stockholder” for a period of three years following the date on which the person became an interested stockholder unless:
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prior to the date of the transaction, the board of directors of the corporation approved either the business combination or the transaction which resulted in the stockholder becoming an interested stockholder;

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upon consummation of the transaction that resulted in the stockholder becoming an interested stockholder, the interested stockholder owned at least 85% of the voting stock of the corporation outstanding at the time the transaction commenced, excluding for purposes of determining the voting stock outstanding, but not the outstanding voting stock owned by the interested stockholder, (i) shares owned by persons who are directors and also officers and (ii) shares owned by employee stock plans in which employee participants do not have the right to determine confidentially whether shares held subject to the plan will be tendered in a tender or exchange offer; or

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at or subsequent to the date of the transaction, the business combination is approved by the board of directors of the corporation and authorized at an annual or special meeting of stockholders, and not by written consent, by the affirmative vote of at least 66.67% of the outstanding voting stock that is not owned by the interested stockholder.

Generally, a business combination includes a merger, asset or stock sale, or other transaction or series of transactions together resulting in a financial benefit to the interested stockholder. An interested stockholder is a person who, together with affiliates and associates, owns or, within three years prior to the determination of interested stockholder status, did own 15% or more of a corporation’s outstanding voting stock. We expect the existence of this provision to have an anti-takeover effect with respect to transactions our board of directors does not approve in advance. We also anticipate that Section 203 may also discourage attempts that might result in a premium over the market price for the shares of common stock held by stockholders.
Charter and bylaw provisions
Our charter and our bylaws include a number of provisions that could deter hostile takeovers or delay or prevent changes in control of our company, including the following:

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Board of Directors Vacancies.   Our charter and bylaws authorize only our Board to fill vacant directorships, including newly created seats. In addition, the number of directors constituting our Board will be permitted to be set only by a resolution adopted by a majority vote of our entire Board. These provisions would prevent a stockholder from increasing the size of our Board and then gaining control of our board of directors by filling the resulting vacancies with its own nominees. This makes it more difficult to change the composition of our Board but promotes continuity of management.

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Classified Board.   Our charter and bylaws provide that our Board be classified into three classes of directors, each with staggered three-year terms. A third party may be discouraged from making a tender offer or otherwise attempting to obtain control of us as it is more difficult and time-consuming for stockholders to replace a majority of the directors on a classified board of directors.

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Stockholder Action; Special Meetings of Stockholders.   Our charter provides that our stockholders may not take action by written consent but may only take action at annual or special meetings of our stockholders. As a result, a holder controlling a majority of our capital stock would not be able to amend our bylaws or remove directors without holding a meeting of our stockholders called in accordance with our restated bylaws. Further, our restated bylaws and charter provide that special meetings of our stockholders may be called only by a majority of our Board, the chairman of our Board, our Chief Executive Officer or our President, thus prohibiting a stockholder from calling a special meeting. These provisions might delay the ability of our stockholders to force consideration of a proposal or for stockholders controlling a majority of our capital stock to take any action, including the removal of directors.

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Advance Notice Requirements for Stockholder Proposals and Director Nominations.   Our bylaws provide advance notice procedures for stockholders seeking to bring business before our annual meeting of stockholders or to nominate candidates for election as directors at our annual meeting of stockholders. Our bylaws also specify certain requirements regarding the form and content of a stockholder’s notice. These provisions might preclude our stockholders from bringing matters before our annual meeting of stockholders or from making nominations for directors at our annual meeting of stockholders if the proper procedures are not followed. We expect that these provisions might also discourage or deter a potential acquirer from conducting a solicitation of proxies to elect the acquirer’s own slate of directors or otherwise attempt to obtain control of our company.

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No Cumulative Voting.   The DGCL provides that stockholders are not entitled to the right to cumulate votes in the election of directors unless a corporation’s certificate of incorporation provides otherwise. Our charter does not provide for cumulative voting.

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Directors Removed Only for Cause.   Our charter provides that stockholders may remove directors only for cause and only by the affirmative vote of the holders of at least two-thirds of our outstanding common stock.

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Amendment of Charter Provisions.   Any amendment of the above expected provisions in our charter would require approval by holders of at least two-thirds of our outstanding common stock, unless such amendment is approved by at least two-thirds of our directors, in which case the amendment may be approved by the holders of a majority of our outstanding common stock.

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Issuance of Undesignated Preferred Stock.   Our Board has the authority, without further action by the stockholders, to issue up to 10,000,000 shares of undesignated preferred stock with rights and preferences, including voting rights, designated from time to time by our Board. The existence of authorized but unissued shares of preferred stock would enable our board of directors to render more difficult or to discourage an attempt to obtain control of us by means of a merger, tender offer, proxy contest or other means.

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Choice of Forum.   Our charter provides that the Court of Chancery of the State of Delaware will be the exclusive forum for: any derivative action or proceeding brought on our behalf; any action asserting a breach of fiduciary duty; any action asserting a claim against us arising pursuant to the DGCL, our charter or our bylaws; any action to interpret, apply, enforce or determine the validity of our charter or our bylaws; or any action asserting a claim against us that is governed by the internal affairs doctrine. The enforceability of similar choice of forum provisions in other companies’ certificates of incorporation has been challenged in legal proceedings, and it is possible that a court could find these types of provisions to be inapplicable or unenforceable.
Transfer Agent and Registrar
The transfer agent and registrar for our common stock is Equiniti Trust Company, LLC. The transfer agent’s address is 48 Wall Street, 22nd Floor, New York, NY 10005, and its telephone number is (800) 937-5449.
DESCRIPTION OF WARRANTS
We may issue warrants for the purchase of shares of our common stock or preferred stock. We may issue warrants independently or together with other securities, and the warrants may be attached to or separate from any offered securities. Each series of warrants will be issued under a separate warrant agreement to be entered into between us and the investors or a warrant agent. The following summary of material provisions of the warrants and warrant agreements are subject to, and qualified in their entirety by reference to, all the provisions of the warrant agreement and warrant certificate applicable to a particular series of warrants. The terms of any warrants offered under a prospectus supplement may differ from the terms described below. We urge you to read the applicable prospectus supplement and any related free writing prospectus, as well as the complete warrant agreements and warrant certificates that contain the terms of the warrants.
The particular terms of any issue of warrants will be described in the prospectus supplement relating to the issue. Those terms may include:
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the number of shares of common stock or preferred stock purchasable upon the exercise of warrants to purchase such shares and the price at which such number of shares may be purchased upon such exercise;

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the designation, stated value and terms (including, without limitation, liquidation, dividend, conversion and voting rights) of the series of preferred stock purchasable upon exercise of warrants to purchase preferred stock;

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the date, if any, on and after which the warrants and the related preferred stock or common stock will be separately transferable;

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the terms of any rights to redeem or call the warrants;

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the date on which the right to exercise the warrants will commence and the date on which the right will expire;

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United States Federal income tax consequences applicable to the warrants; and

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any additional terms of the warrants, including terms, procedures, and limitations relating to the exchange, exercise and settlement of the warrants.

Holders of equity warrants will not be entitled:
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to vote, consent or receive dividends;

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receive notice as stockholders with respect to any meeting of stockholders for the election of our directors or any other matter; or

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exercise any rights as stockholders of ReShape.

Each warrant will entitle its holder to purchase the number of shares of preferred stock or common stock at the exercise price set forth in, or calculable as set forth in, the applicable prospectus supplement. Unless we otherwise specify in the applicable prospectus supplement, holders of the warrants may exercise the warrants at any time up to the specified time on the expiration date that we set forth in the applicable prospectus supplement. After the close of business on the expiration date, unexercised warrants will become void.
A holder of warrant certificates may exchange them for new warrant certificates of different denominations, present them for registration of transfer and exercise them at the corporate trust office of the warrant agent or any other office indicated in the applicable prospectus supplement. Until any warrants to purchase common stock or preferred stock are exercised, the holders of the warrants will not have any rights of holders of the underlying common stock or preferred stock, including any rights to receive dividends or payments upon any liquidation, dissolution or winding up on the common stock or preferred stock, if any.
DESCRIPTION OF UNITS
We may issue units consisting of any combination of the other types of securities offered under this prospectus in one or more series. We may evidence each series of units by unit certificates that we will issue under a separate agreement. We may enter into unit agreements with a unit agent. Each unit agent will be a bank or trust company that we select. We will indicate the name and address of the unit agent in the applicable prospectus supplement relating to a particular series of units.
The following description, together with the additional information included in any applicable prospectus supplement, summarizes the general features of the units that we may offer under this prospectus. You should read any prospectus supplement and any free writing prospectus that we may authorize to be provided to you related to the series of units being offered, as well as the complete unit agreements that contain the terms of the units. Specific unit agreements will contain additional important terms and provisions and we will file as an exhibit to the registration statement of which this prospectus is a part, or will incorporate by reference from another report that we file with the SEC, the form of each unit agreement relating to units offered under this prospectus.
If we offer any units, certain terms of that series of units will be described in the applicable prospectus supplement, including, without limitation, the following, as applicable:
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the title of the series of units;

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identification and description of the separate constituent securities comprising the units;

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the price or prices at which the units will be issued;

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the date, if any, on and after which the constituent securities comprising the units will be separately transferable;

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a discussion of certain United States federal income tax considerations applicable to the units; and

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any other terms of the units and their constituent securities.

GLOBAL SECURITIES
Book-Entry, Delivery and Form
Unless we indicate differently in any applicable prospectus supplement or free writing prospectus, the securities initially will be issued in book-entry form and represented by one or more global notes or global securities, or, collectively, global securities. The global securities will be deposited with, or on behalf of, The Depository Trust Company, New York, New York, as depositary, or DTC, and registered in the name of Cede & Co., the nominee of DTC. Unless and until it is exchanged for individual certificates evidencing securities under the limited circumstances described below, a global security may not be transferred except as a whole by the depositary to its nominee or by the nominee to the depositary, or by the depositary or its nominee to a successor depositary or to a nominee of the successor depositary.
DTC has advised us that it is:
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a limited-purpose trust company organized under the New York Banking Law;

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a “banking organization” within the meaning of the New York Banking Law;

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a member of the Federal Reserve System;

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a “clearing corporation” within the meaning of the New York Uniform Commercial Code; and

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a “clearing agency” registered pursuant to the provisions of Section 17A of the Exchange Act. DTC holds securities that its participants deposit with DTC. DTC also facilitates the settlement among its participants of securities transactions, such as transfers and pledges, in deposited securities through electronic computerized book-entry changes in participants’ accounts, thereby eliminating the need for physical movement of securities certificates. “Direct participants” in DTC include securities brokers and dealers, including underwriters, banks, trust companies, clearing corporations and other organizations. DTC is a wholly owned subsidiary of The Depository Trust & Clearing Corporation, or DTCC. DTCC is the holding company for DTC, National Securities Clearing Corporation and Fixed Income Clearing Corporation, all of which are registered clearing agencies. DTCC is owned by the users of its regulated subsidiaries. Access to the DTC system is also available to others, which we sometimes refer to as indirect participants, that clear through or maintain a custodial relationship with a direct participant, either directly or indirectly. The rules applicable to DTC and its participants are on file with the SEC.
Purchases of securities under the DTC system must be made by or through direct participants, which will receive a credit for the securities on DTC’s records. The ownership interest of the actual purchaser of a security, which we sometimes refer to as a beneficial owner, is in turn recorded on the direct and indirect participants’ records. Beneficial owners of securities will not receive written confirmation from DTC of their purchases. However, beneficial owners are expected to receive written confirmations providing details of their transactions, as well as periodic statements of their holdings, from the direct or indirect participants through which they purchased securities. Transfers of ownership interests in global securities are to be accomplished by entries made on the books of participants acting on behalf of beneficial owners. Beneficial owners will not receive certificates representing their ownership interests in the global securities, except under the limited circumstances described below.
To facilitate subsequent transfers, all global securities deposited by direct participants with DTC will be registered in the name of DTC’s partnership nominee, Cede & Co., or such other name as may be requested by an authorized representative of DTC. The deposit of securities with DTC and their registration in the name of Cede & Co. or such other nominee will not change the beneficial ownership of the securities. DTC has no knowledge of the actual beneficial owners of the securities. DTC’s records reflect only the identity of the direct participants to whose accounts the securities are credited, which may or may not be the beneficial owners. The participants are responsible for keeping account of their holdings on behalf of their customers.
So long as the securities are in book-entry form, you will receive payments and may transfer securities only through the facilities of the depositary and its direct and indirect participants. We will maintain an office or agency in the location specified in the prospectus supplement for the applicable securities, where notices and demands in respect of the securities may be delivered to us and where certificated securities may be surrendered for payment, registration of transfer or exchange.
Conveyance of notices and other communications by DTC to direct participants, by direct participants to indirect participants and by direct participants and indirect participants to beneficial owners will be governed by arrangements among them, subject to any legal requirements in effect from time to time.
Redemption notices will be sent to DTC. If less than all of the securities of a particular series are being redeemed, DTC’s practice is to determine by lot the amount of the interest of each direct participant in the securities of such series to be redeemed.
Neither DTC nor Cede & Co. (or such other DTC nominee) will consent or vote with respect to the securities. Under its usual procedures, DTC will mail an omnibus proxy to us as soon as possible after the record date. The omnibus proxy assigns the consenting or voting rights of Cede & Co. to those direct participants to whose accounts the securities of such series are credited on the record date, identified in a listing attached to the omnibus proxy.
So long as securities are in book-entry form, we will make payments on those securities to the depositary or its nominee, as the registered owner of such securities, by wire transfer of immediately available funds. If securities are issued in definitive certificated form under the limited circumstances described below, we will have the option of making payments by check mailed to the addresses of the persons entitled to payment or by wire transfer to bank accounts in the United States designated in writing to the applicable trustee or other designated party at least 15 days before the applicable payment date by the persons entitled to payment, unless a shorter period is satisfactory to the applicable trustee or other designated party.

Redemption proceeds, distributions and dividend payments on the securities will be made to Cede & Co., or such other nominee as may be requested by an authorized representative of DTC. DTC’s practice is to credit direct participants’ accounts upon DTC’s receipt of funds and corresponding detail information from us on the payment date in accordance with their respective holdings shown on DTC records. Payments by participants to beneficial owners will be governed by standing instructions and customary practices, as is the case with securities held for the account of customers in bearer form or registered in “street name.” Those payments will be the responsibility of participants and not of DTC or us, subject to any statutory or regulatory requirements in effect from time to time. Payment of redemption proceeds, distributions and dividend payments to Cede & Co., or such other nominee as may be requested by an authorized representative of DTC, is our responsibility, disbursement of payments to direct participants is the responsibility of DTC, and disbursement of payments to the beneficial owners is the responsibility of direct and indirect participants.
Except under the limited circumstances described below, purchasers of securities will not be entitled to have securities registered in their names and will not receive physical delivery of securities. Accordingly, each beneficial owner must rely on the procedures of DTC and its participants to exercise any rights under the securities.
The laws of some jurisdictions may require that some purchasers of securities take physical delivery of securities in definitive form. Those laws may impair the ability to transfer or pledge beneficial interests in securities.
DTC may discontinue providing its services as securities depositary with respect to the securities at any time by giving reasonable notice to us. Under such circumstances, in the event that a successor depositary is not obtained, securities certificates are required to be printed and delivered.
As noted above, beneficial owners of a particular series of securities generally will not receive certificates representing their ownership interests in those securities. However, if:
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DTC notifies us that it is unwilling or unable to continue as a depositary for the global security or securities representing such series of securities or if DTC ceases to be a clearing agency registered under the Exchange Act at a time when it is required to be registered and a successor depositary is not appointed within 90 days of the notification to us or of our becoming aware of DTC’s ceasing to be so registered, as the case may be;

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we determine, in our sole discretion, not to have such securities represented by one or more global securities; or

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an event of default has occurred and is continuing with respect to such series of securities,

we will prepare and deliver certificates for such securities in exchange for beneficial interests in the global securities. Any beneficial interest in a global security that is exchangeable under the circumstances described in the preceding sentence will be exchangeable for securities in definitive certificated form registered in the names that the depositary directs. It is expected that these directions will be based upon directions received by the depositary from its participants with respect to ownership of beneficial interests in the global securities.
Euroclear and Clearstream
If so provided in the applicable prospectus supplement, you may hold interests in a global security through Clerstream Banking S.A., which we refer to as “Clearstream,” or Euroclear Bank S.A./N.V., as operator of the Euroclear System, which we refer to as “Euroclear,” either directly if you are a participant in Clearstream or Euroclear or indirectly through organizations which are participants in Clearstream or Euroclear. Clearstream and Euroclear will hold interests on behalf of their respective participants through customers’ securities accounts in the names of Clearstream and Euroclear, respectively, on the books of their respective U.S. depositaries, which in turn will hold such interests in customers’ securities accounts in such depositaries’ names on DTC’s books.
Clearstream and Euroclear are securities clearance systems in Europe. Clearstream and Euroclear hold securities for their respective participating organizations and facilitate the clearance and settlement of securities transactions between those participants through electronic book-entry changes in their accounts, thereby eliminating the need for physical movement of certificates.

Payments, deliveries, transfers, exchanges, notices and other matters relating to beneficial interests in global securities owned through Euroclear or Clearstream must comply with the rules and procedures of those systems. Transactions between participants in Euroclear or Clearstream, on one hand, and other participants in DTC, on the other hand, are also subject to DTC’s rules and procedures.
Investors will be able to make and receive through Euroclear and Clearstream payments, deliveries, transfers and other transactions involving any beneficial interests in global securities held through those systems only on days when those systems are open for business. Those systems may not be open for business on days when banks, brokers and other institutions are open for business in the United States.
Cross-market transfers between participants in DTC, on the one hand, and participants in Euroclear or Clearstream, on the other hand, will be effected through DTC in accordance with the DTC’s rules on behalf of Euroclear or Clearstream, as the case may be, by their respective U.S. depositaries; however, such cross-market transactions will require delivery of instructions to Euroclear or Clearstream, as the case may be, by the counterparty in such system in accordance with the rules and procedures and within the established deadlines (European time) of such system. Euroclear or Clearstream, as the case may be, will, if the transaction meets its settlement requirements, deliver instructions to its U.S. depositary to take action to effect final settlement on its behalf by delivering or receiving interests in the global securities through DTC, and making or receiving payment in accordance with normal procedures for same-day fund settlement. Participants in Euroclear or Clearstream may not deliver instructions directly to their respective U.S. depositaries.
Due to time zone differences, the securities accounts of a participant in Euroclear or Clearstream purchasing an interest in a global security from a direct participant in DTC will be credited, and any such crediting will be reported to the relevant participant in Euroclear or Clearstream, during the securities settlement processing day (which must be a business day for Euroclear or Clearstream) immediately following the settlement date of DTC. Cash received in Euroclear or Clearstream as a result of sales of interests in a global security by or through a participant in Euroclear or Clearstream to a direct participant in DTC will be received with value on the settlement date of DTC but will be available in the relevant Euroclear or Clearstream cash account only as of the business day for Euroclear or Clearstream following DTC’s settlement date.
Other
The information in this section of this prospectus concerning DTC, Clearstream, Euroclear and their respective book-entry systems has been obtained from sources that we believe to be reliable, but we do not take responsibility for this information. This information has been provided solely as a matter of convenience. The rules and procedures of DTC, Clearstream and Euroclear are solely within the control of those organizations and could change at any time. Neither we nor the trustee nor any agent of ours or of the trustee has any control over those entities and none of us takes any responsibility for their activities. You are urged to contact DTC, Clearstream and Euroclear or their respective participants directly to discuss those matters. In addition, although we expect that DTC, Clearstream and Euroclear will perform the foregoing procedures, none of them is under any obligation to perform or continue to perform such procedures and such procedures may be discontinued at any time. Neither we nor any agent of ours will have any responsibility for the performance or nonperformance by DTC, Clearstream and Euroclear or their respective participants of these or any other rules or procedures governing their respective operations.

PLAN OF DISTRIBUTION
We may sell the securities from time to time pursuant to underwritten public offerings, negotiated transactions, block trades or a combination of these methods. We may sell the securities separately or together:
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through one or more underwriters or dealers in a public offering and sale by them;

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through agents; and/or

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directly to one or more purchasers.

We may distribute the securities from time to time in one or more transactions:
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at a fixed price or prices, which may be changed;

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at market prices prevailing at the time of sale;

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at prices related to such prevailing market prices; or

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at negotiated prices.

We may solicit directly offers to purchase the respective securities being offered by this prospectus. We may also designate agents to solicit offers to purchase the respective securities from time to time. We will name in a prospectus supplement any agent involved in the offer or sale of our securities.
If we utilize a dealer in the sale of the respective securities being offered by this prospectus, we will sell the respective securities to the dealer, as principal. The dealer may then resell the securities to the public at varying prices to be determined by the dealer at the time of resale.
If we utilize an underwriter in the sale of the respective securities being offered by this prospectus, we will execute an underwriting agreement with the underwriter at the time of sale and we will provide the name of any underwriter in the prospectus supplement that the underwriter will use to make resales of the securities to the public. In connection with the sale of the securities, we or the purchasers of securities for whom the underwriter may act as agent may compensate the underwriter in the form of underwriting discounts or commissions. The underwriter may sell the securities to or through dealers, and the underwriter may compensate those dealers in the form of discounts, concessions or commissions.
We will provide in the applicable prospectus supplement any compensation we will pay to underwriters, dealers or agents in connection with the offering of the respective securities, and any discounts, concessions or commissions allowed by underwriters to participating dealers. Underwriters, dealers and agents participating in the distribution of the securities may be deemed to be underwriters within the meaning of the Securities Act of 1933, as amended (the “Securities Act”), and any discounts and commissions received by them and any profit realized by them on resale of the securities may be deemed to be underwriting discounts and commissions. We may enter into agreements to indemnify underwriters, dealers and agents against civil liabilities, including liabilities under the Securities Act, or to contribute to payments they may be required to make in respect thereof.
The securities may or may not be listed on a national securities exchange. To facilitate the offering of securities, certain persons participating in the offering may engage in transactions that stabilize, maintain or otherwise affect the price of the securities. This may include over-allotments or short sales of the securities, which involve the sale by persons participating in the offering of more securities than we sold to them. In these circumstances, these persons would cover such over-allotments or short positions by making purchases in the open market or by exercising their over-allotment option. In addition, these persons may stabilize or maintain the price of the securities by bidding for or purchasing securities in the open market or by imposing penalty bids, whereby selling concessions allowed to dealers participating in the offering may be reclaimed if securities sold by them is repurchased in connection with stabilization transactions. The effect of these transactions may be to stabilize or maintain the market price of the securities at a level above that which might otherwise prevail in the open market. The transactions may be discontinued at any time.
We may authorize underwriters, dealers or agents to solicit offers by certain purchasers to purchase the respective securities from us at the public offering price set forth in the prospectus supplement pursuant to delayed delivery contracts providing for payment and delivery on a specified date in the future. The contracts will be subject only to those conditions set forth in the prospectus supplement, and the prospectus supplement will set forth any commissions we pay for solicitation of these contracts.
We may enter into derivative transactions with third parties, or sell securities not covered by this prospectus to third parties in privately negotiated transactions. If the applicable prospectus supplement indicates, in connection with those derivatives, the parties may sell securities covered by this prospectus and the applicable prospectus supplement, including short sale transactions. If so, the third party may use securities pledged by us or borrowed from us or others to settle those sales or to close out any related open borrowings of stock, and may use securities received from us in settlement of those derivatives to close out any related open borrowings of stock. The third party in such sale transactions will be an underwriter and, if not identified in this prospectus, will be identified in the applicable prospectus supplement or a post-effective amendment to this registration statement. In addition, we may otherwise loan or pledge securities to a financial institution or other third party that in turn may sell the securities short using this prospectus. Such financial institution or other third party may transfer its economic short position to investors in our securities or in connection with a concurrent offering of other securities.
The underwriters, dealers and agents may engage in transactions with us, or perform services for us, in the ordinary course of business.
LEGAL MATTERS
Fox Rothschild LLP, Minneapolis, Minnesota, will issue a legal opinion as to the validity of the securities offered by this prospectus.
EXPERTS
The consolidated financial statements of ReShape Lifesciences Inc. as of December 31, 2024 and for the year ended December 31, 2024 have been audited by Haskell & White LLP, an independent registered public accounting firm, as stated in their report thereon (which report expresses an unqualified opinion and includes an explanatory paragraph expressing substantial doubt about ReShape Lifesciences Inc.’s ability to continue as a going concern), and included in this Prospectus and Registration Statement in reliance upon such report and upon the authority of such firm as experts in accounting and auditing.
The consolidated financial statements of ReShape Lifesciences Inc. as of December 31, 2023 and for the year ended December 31, 2023 have been audited by RSM US LLP, an independent registered public accounting firm, as stated in their report thereon (which report expresses an unqualified opinion and includes an explanatory paragraph relating to substantial doubt about ReShape Lifesciences Inc.’s ability to continue as a going concern), and included in this Prospectus and Registration Statement in reliance upon such report and upon the authority of such firm as experts in accounting and auditing.
The financial statements of Vyome Therapeutics, Inc. as of and for the years ended December 31, 2024 and 2023 filed as Exhibit 99.2 have been audited by Kreit & Chiu CPA LLP, an independent registered public accounting firm, as stated in their report appearing herein (which report expresses an unqualified opinion on the financial statements and includes an explanatory paragraph relating to substantial doubt about Vyome Therapeutics, Inc.’s ability to continue as a going concern). Such financial statements are included in reliance upon the report of such firm given upon their authority as experts in accounting and auditing. The office of Kreit & Chiu CPA LLP is located at 733 Third Avenue, Floor 16, #1014 New York, NY 10017, the United States.
WHERE YOU CAN FIND MORE INFORMATION
We have filed with the SEC a registration statement on Form S-3 under the Securities Act that registers the distribution of the securities offered under this prospectus. The registration statement, including the attached exhibits and schedules, contains additional relevant information about us and the securities. The rules and regulations of the SEC allow us to omit from this prospectus certain information included in the registration statement. In addition, we file annual, quarterly and current reports, proxy statements and other information with the SEC.

You may also obtain the documents that we file electronically on the SEC’s website at www.sec.gov or on our website at www.reshapelifesciences.com. Information contained on our website is not incorporated by reference herein and does not constitute part of this prospectus.
INCORPORATION OF DOCUMENTS BY REFERENCE
The SEC allows us to incorporate by reference the information we file with them. This allows us to disclose important information to you by referencing those filed documents. We have previously filed the following documents with the SEC and are incorporating them by reference into this prospectus:
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Our Annual Report on Form 10-K for the year ended December 31, 2024 (the consolidated financial statements included in this Annual Report on Form 10-K have been retrospectively adjusted to apply the reverse stock split effected May 9, 2025, which updated consolidated financial statements are attached as Exhibit 99.3);

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Our Current Reports on Form 8-K (only to the extent information is “filed” and not “furnished”) filed with the SEC on January 21, 2025, February 20, 2025, March 20, 2025, April 2, 2025, April 21, 2025, April 28, 2025 and May 9, 2025; and

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the description of securities contained in Exhibit 4.1 to our Annual Report on Form 10-K for the year ended December 31, 2024.

We also are incorporating by reference any future information filed (rather than furnished) by us with the SEC under Section 13(a), 13(c), 14 or 15(d) of the Exchange Act after the date of the initial filing of the registration statement of which this prospectus is a part and before the effective date of the registration statement and after the date of this prospectus until the termination of the offering. The most recent information that we file with the SEC automatically updates and supersedes more dated information.
You can obtain a copy of any documents which are incorporated by reference in this prospectus or prospectus supplement, except for exhibits which are specifically incorporated by reference into those documents, at no cost, by writing or telephoning us at:
ReShape Lifesciences Inc.
18 Technology Dr., Suite 110
Irvine, California 92618
Attention: Secretary
(949) 429-6680

$9,700,000
Common Stock

PROSPECTUS SUPPLEMENT

Maxim Group LLC
May 30, 2025